STRONG OPPORTUNITY FUND, INC.
                        -STRONG ADVISOR ENDEAVOR 20 FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong Opportunity Fund, Inc.:

         The undersigned purchaser (the "Purchaser") hereby subscribes to 40,000 shares (the "Shares") of common stock, consisting of 10,000 shares each of Class A, Class B, Class C, and Class L, $.01 par value (the "Common Stock"), of Strong Opportunity Fund, Inc. - Strong Advisor Endeavor 20 Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of Four Hundred Thousand Dollars ($400,000).

         It is understood that a certificate representing the Shares shall be issued to the undersigned upon request at any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

         The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

         Dated and effective as of December 29, 2000.

                          STRONG INVESTMENTS, INC.


                          By: /s/ RICHARD W. SMIRL
                               Richard W. Smirl
                               Vice President and Chief Compliance Officer

                                   ACCEPTANCE

         The foregoing subscription is hereby accepted. Dated and effective as of December 29, 2000.

                          STRONG OPPORTUNITY FUND, INC.
                          - Strong Advisor Endeavor 20 Fund


                          By: /s/ CATHLEEN A. EBACHER
                              Cathleen A. Ebacher
                              Vice President and Assistant Secretary

                          Attest: /s/ SUSAN A. HOLLISTER
                                  Susan A. Hollister
                                  Vice President and Assistant Secretary